UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2007

Opteum Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3305 Flamingo Drive, Vero Beach, Florida		32963
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	772-231-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2007, Opteum Financial Services, LLC ("OFS"), a majority-owned subsidiary of Opteum Inc. (the "Company"), the Company and Metrocities Mortgage, LLC – Opteum Division ("Purchaser"), an affiliate of Prospect Mortgage Company, LLC ("Prospect"), entered into a First Amendment to Purchase Agreement, dated June 30, 2007 (the "Amendment") pursuant to which the parties thereto agreed to amend certain provisions of the Asset Purchase Agreement, dated May 7, 2007 (the "Purchase Agreement"), by and among OFS, the Company and Prospect, as subsequently assigned by Prospect to Purchaser, concerning the sale of substantially all of OFS’s assets related to its retail mortgage loan origination business (the "Business") and certain other assets associated with OFS’s corporate staff functions to Prospect. Pursuant to the Amendment, the parties agreed that OFS would receive aggregate cash consideration of $1.5 million plus the assumption by the Purchaser of approximately $4 million in lease obligations and other liabilities related to the Business and the assets being sold, including the assumption of 16 retail branch office leases. The sale of the Business was completed on June 30, 2007. This description is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Effective June 29, 2007, Mr. Peter R. Norden's Employment Agreement with OFS was terminated pursuant to the Separation Agreement described in Item 5.02 of this Current Report on Form 8-K and filed as Exhibit 10.2 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the sale of the Business, Peter R. Norden resigned his position as Senior Executive Vice President and as a member of the Board of Directors of the Company effective June 29, 2007. Mr. Norden also resigned his position as President, Chief Executive Officer and Co-Head of Capital Markets of OFS. In connection with his departure, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Mr. Norden that provides for, among other things, a lump sum cash payment to Mr. Norden of $725,000, less applicable withholding taxes, on the Effective Date (as defined in the Separation Agreement), the removal of any forfeiture restrictions that apply to any shares of the Company’s common stock held by Mr. Norden as of June 29, 2007 and certain other benefits.

This summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On July 2, 2007, the Company issued a press release announcing the completion of the sale of the Business and the resignation of Peter R. Norden, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On July 3, 2007, OFS changed its name to Orchid Island TRS, LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 First Amendment to Purchase Agreement, dated June 30, 2007, by and among Metrocities Mortgage, LLC – Opteum Division, Opteum Financial Services, LLC and Opteum Inc.

10.2 Separation Agreement and General Release, dated as of June 29, 2007, by and among Opteum Inc., Opteum Financial Services, LLC and Peter R. Norden

99.1 Press release of Opteum Inc. dated July 2, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opteum Inc.

July 3, 2007	By:	Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Purchase Agreement, dated June 30, 2007, by and among Metrocities Mortgage, LLC – Opteum Division, Opteum Financial Services, LLC and Opteum Inc.
10.2	Separation Agreement and General Release, dated as of June 29, 2007, by and among Opteum Inc., Opteum Financial Services, LLC and Peter R. Norden
99.1	Press Release of Opteum Inc. dated July 2, 2007